UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As used in this current report, the terms "we", "us" and "our" refer to Lightscape Technologies Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to "common shares" refer to shares of common stock in the capital of our company.

CONVERTIBLE NOTE REDEMPTION TRANSACTION

On January 23, 2007, we issued a private placement of redeemable convertible notes to Investec Bank (UK) Limited, Full Moon Resources Limited and LP Asset Management Limited for total proceeds of $6,000,000. The notes were convertible into common shares at the rate of one common share per each $0.55 of principal converted (subject to adjustment as described in the subscription agreements entered into with each of the three parties dated

January 18, 2007). In addition, we issued two options to each of the three investors to purchase additional redeemable convertible notes of our company in the aggregate amount of up to $12,000,000.

On July 10, 2007, we entered into a redemption agreement with Investec Bank, Full Moon Resources, LP Asset Management and Bondy Tan, whereby we agreed to redeem the convertible notes in the principal amount of $6,000,000 plus pay all accrued interest on such notes.

On August 20, 2007, we completed the convertible note redemption transaction. Pursuant to the terms and conditions of the redemption agreement, we completed the repayment of the redeemable convertible notes in the aggregate principal amount of $6,000,000 to Investec Bank, Full Moon Resources and LP Asset Management, plus all accrued interest thereon. Following receipt, the notes were immediately cancelled by our company. Pursuant to the terms of the redemption agreement, the options to purchase up to $12,000,000 additional redeemable convertible notes of our company terminated.

COMMON SHARE SUBSCRIPTION AGREEMENTS

On August 21, 2007, we entered into and closed a subscription agreement with an individual investor. Pursuant to the terms and conditions of the subscription agreement, we issued 600,000 common shares at a price per share of $0.55 to the investor for gross proceeds of $330,000.

On August 21, 2007, we entered into and closed a subscription agreement with Galaxy China Opportunities Fund, a Cayman Islands company. Pursuant to the terms and conditions of the subscription agreement, we issued 6,000,000 common shares at a price per share of $0.55 to Galaxy China Opportunities Fund for gross proceeds of $3,300,000.

Item 3.02 Unregistered Sales of Equity Securities.

On August 21, 2007, we closed a private placement consisting of an aggregate of 6,600,000 common shares at a price of $0.55 per share for gross proceeds of $3,630,000. We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

10.1	Redemption Agreement between Lightscape Technologies Inc., Investec Bank (UK) Limited, Full Moon Resources Limited, LP Asset Management Limited and Bondy Tan, dated July 10, 2007.

10.2	Form of Subscription Agreement dated August 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:    /s/ Bondy Tan
          Name: Bondy Tan
          Title: President and Chief Executive Officer
          Dated: August 22, 2007